As filed with the Securities and Exchange Commission on April 30, 2024
Registration No. 333-           and 333-           -01

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Prudential Public Limited Company
(Exact Name of Registrant as Specified in Its Charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	Not applicable (I.R.S. Employer Identification No.)
13th Floor, One International Financial Centre
1 Harbour View Street
Central, Hong Kong
+852 2918 6300
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Prudential Funding (Asia) plc
(Exact Name of Registrant as Specified in Its Charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	Not applicable (I.R.S. Employer Identification No.)
1 Angel Court
London EC2R 7AG, England
+44 20 7220 7588
(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.
18th Floor, 122 East 42nd Street, New York, NY 10168
+1 212 947 7200
(Name, Address and Telephone Number of Agent For Service)

Copies to:
Timothy Corbett
Carter Brod
Morgan Lewis & Bockius UK LLP
Condor House, 5-10 St. Paul’s Churchyard
London EC4M 8AL, England

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement as determined by market conditions.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company   ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐
†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Prospectus
Prudential plc
Senior Debt Securities
Subordinated Debt Securities
Prudential Funding (Asia) plc
Senior Debt Securities
Subordinated Debt Securities
fully and unconditionally guaranteed by Prudential plc
Prudential plc may from time to time offer to sell senior debt securities or subordinated debt securities. Prudential Funding (Asia) plc may from time to time offer to sell senior debt securities or subordinated debt securities that are fully and unconditionally guaranteed by Prudential plc.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms of the securities that we are offering and the manner in which they are offered in supplements to this prospectus. The prospectus supplements will also contain the names of any underwriters, dealers or agents involved in the sale of the securities, together with any applicable commissions or discounts. You should read this prospectus and any accompanying prospectus supplement carefully before you invest in any of these securities.
This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.
Investing in the securities involves risks. You should carefully consider the risks discussed under the “Risk Factors” heading of Prudential plc’s most recent annual report on Form 20-F filed with the Securities and Exchange Commission, as well as under the “Risk Factors” heading of any subsequent Prudential plc Half Year Financial Report furnished to the Securities and Exchange Commission on Form 6-K and incorporated by reference herein, and in any prospectus supplement accompanying this prospectus before you invest in any of these securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 30, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we and Prudential Funding (Asia) plc have filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we and Prudential Funding (Asia) plc may sell the senior debt securities and subordinated debt securities (collectively, the “securities”) described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we and Prudential Funding (Asia) plc may offer. Each time we or Prudential Funding (Asia) plc sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to or update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information”.
As used in this prospectus and in your prospectus supplement, unless the context otherwise requires, the terms “Prudential,” the “Group,” “we,” “us,” “our” and the “Company” refer to Prudential plc and, unless the context otherwise requires or unless otherwise stated, Prudential plc’s subsidiaries. References in this prospectus to “Prudential plc” or the “guarantor” refer to Prudential plc (excluding its subsidiaries). References to “issuer” refer to either of Prudential plc or Prudential (Funding) Asia plc, as the case may be.
In connection with any issue of securities through this prospectus, a stabilizing manager or any person acting for it may over-allot or effect transactions with a view to supporting the market price of such securities and any associated securities at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there will be no obligation on the stabilizing manager or any of its agents to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.
FINANCIAL INFORMATION
Our consolidated financial statements are published in U.S. dollars. In this prospectus and any prospectus supplement, “U.S. dollars”, “US$”, “$” or “¢” refers to U.S. currency, “pounds sterling”, “£”, “pence” or “p” refers to U.K. currency (there are 100 pence to each pound), and “euro” or “€” refers to the single currency adopted by the participating members of the European Union.
LIMITATIONS ON ENFORCEMENT OF U.S. LAWS
Each of Prudential plc and Prudential Funding (Asia) plc is a public limited company incorporated and registered in England and Wales. All of our directors and executive officers (and the experts named in this prospectus or in documents incorporated by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons or to enforce against them or us in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Slaughter and May, that there is doubt as to enforceability in England and Wales, in original actions or in actions to enforce judgments of U.S. courts, of civil liabilities based on U.S. securities laws.
WHERE YOU CAN FIND MORE INFORMATION
We file annual reports and special reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room in Washington, D.C. Documents that we file with the SEC are also available on the website maintained by the SEC at http://www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective investors and is not intended to be an active link.
The SEC allows us to “incorporate by reference” in this prospectus the information in the documents that we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is considered to be an integral part of this prospectus. We incorporate by reference in this prospectus the documents listed below:
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our annual report on Form 20-F for the year ended December 31, 2023;

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any future annual reports on Form 20-F that we may file with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of any offering contemplated by this prospectus; and

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any future reports on Form 6-K that we may furnish to the SEC under the Exchange Act, including future Half Year Financial Reports, but only to the extent that such reports expressly state that we incorporate them by reference herein.

All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents that we incorporate by reference herein. You may request a copy of these documents at no cost to you by writing or telephoning us at us at 1 Angel Court, London EC2R 7AG, England, telephone +44 20 7220 7588, Attention: Group Secretariat..
Information in this prospectus may be modified by information included in subsequent Exchange Act filings that we incorporate by reference, the result of which is that only the information as modified will be part of this prospectus. Other information in the prospectus will not be affected by the replacement of this superseded information nor will an investor’s ability to rely on such superseded information be affected, to the extent such reliance occurs prior to the delivery of the superseding information.
FORWARD-LOOKING STATEMENTS
This prospectus, the documents incorporated by reference herein, and any accompanying prospectus supplements may contain “forward-looking statements” with respect to certain of Prudential’s (and its wholly and jointly owned businesses’) plans and its goals and expectations relating to its future financial condition, performance, results, strategy and objectives. Statements that are not historical facts, including statements about Prudential’s (and its wholly and jointly owned businesses’) beliefs and expectations and including, without limitation, commitments, ambitions and targets, including those related to sustainability (including ESG and climate-related) matters and statements containing the words “may”, “will”, “should”, “continue”, “aims”, “estimates”, “projects”, “believes”, “intends”, “expects”, “plans”, “seeks” and “anticipates”, and words of similar meaning, are forward-looking statements. These statements are based on plans, estimates and projections as at the time they are made, and therefore undue reliance should not be placed on them. By their nature, all forward-looking statements involve risk and uncertainty. A number of important factors could cause our actual future financial condition or performance or other indicated results of the entity referred to in any forward-looking statement to differ materially from those indicated in such forward-looking statement. Such factors include, but are not limited to: current and future market conditions, including fluctuations in interest rates and exchange rates, inflation (including resulting interest rate rises), sustained high or low interest rate environments, the performance of financial and credit markets generally and the impact of economic uncertainty, slowdown or contraction (including as a result of the Russia-Ukraine conflict, conflict in the Middle East, and related or other geopolitical tensions and conflicts), which may also impact policyholder behavior and reduce product affordability; asset valuation impacts from the transition to a lower carbon economy; derivative instruments not effectively mitigating any exposures; global political uncertainties, including the potential for increased friction in cross-border trade and exercise of laws, regulations and executive powers to restrict trade, financial transactions, capital movements and/or investment; the longer-term impacts of Covid-19, including macro-economic impacts on financial market volatility and global economic activity and impacts on sales, claims (including related to treatments deferred during the pandemic), assumptions and increased product lapses; the policies and actions of regulatory authorities, including, in particular, the policies and actions of the Hong Kong Insurance Authority, as Prudential’s Group-wide supervisor, as well as the degree and pace of regulatory changes and new government initiatives generally; the impact on Prudential of systemic risk and other group supervision policy standards adopted by the International Association of Insurance Supervisors, given Prudential’s designation as an Internationally Active Insurance Group (“IAIG”); the physical, social, morbidity/health and financial impacts of climate change and global health crises, which may impact Prudential’s business, investments, operations and its duties owed to customers; legal, policy and regulatory developments in response to climate change and broader sustainability-related issues, including the development of regulations and standards and interpretations such as those relating to sustainability (including ESG and climate-related) reporting, disclosures and product labelling and their interpretations (which may conflict and create misrepresentation risks); the collective ability of governments, policymakers, the Group, industry and other stakeholders to implement and adhere to commitments on mitigation of climate change and broader sustainability-related issues effectively (including not appropriately considering the interests of all Prudential’s stakeholders or failing to maintain high standards of corporate governance and responsible business practices); the impact of competition and fast-paced technological change; the effect on Prudential’s business and results from mortality and morbidity trends, lapse rates and policy renewal rates; the timing, impact and other uncertainties of future acquisitions or combinations within relevant industries; the impact of internal transformation projects and other strategic actions failing to meet their objectives or adversely impacting the Group’s operations or employees; the availability and effectiveness of reinsurance for Prudential’s businesses; the risk that Prudential’s operational resilience (or that of its suppliers and partners) may prove to be inadequate, including in relation to operational disruption due to external events; disruption to the availability, confidentiality or integrity of Prudential’s information technology, digital systems and data (or those of its suppliers and partners) including the Pulse platform; the increased non-financial and financial risks and uncertainties associated with operating joint ventures with independent partners, particularly where joint ventures are not controlled by Prudential; the impact of changes in capital, solvency standards, accounting standards or relevant regulatory frameworks, and tax and other legislation and regulations in the jurisdictions in which Prudential and its affiliates operate; and the impact of legal and regulatory actions, investigations and dispute.
These factors are not exhaustive. Prudential operates in a continually changing business environment with new risks emerging from time to time that it may be unable to predict or that it currently does not expect to have a material adverse effect on its business. In addition, these and other important factors may, for example, result in changes to assumptions used for determining results of operations or re-estimations of reserves for future policy benefits. Further discussion of these and other important factors that could cause Prudential’s actual future financial condition or performance or other indicated results of the entity referred to in any forward-looking statements to differ, possibly materially, from those anticipated in Prudential’s forward-looking statements can be found under the “Additional Information — Risk Factors” heading of Prudential’s most recent annual report on Form 20-F filed with the SEC, as well as under the “Risk Factors” heading of any subsequent Prudential Half Year Financial Report furnished to the SEC on Form 6-K and incorporated by reference herein, and in any prospectus supplement accompanying this prospectus.
Any forward-looking statements contained in this document speak only as of the date on which they are made. Prudential expressly disclaims any obligation to update any of the forward-looking statements contained in this document or any other forward-looking statements it may make, whether as a result of future events, new information or otherwise except as required pursuant to the UK Prospectus Rules, the UK Listing Rules, the UK Disclosure Guidance and Transparency Rules, the Hong Kong Listing Rules, the SGX-ST Listing Rules or other applicable laws and regulations.
Prudential may also make or disclose written and/or oral forward-looking statements in reports filed with or furnished to the US Securities and Exchange Commission, the UK Financial Conduct Authority, the Hong Kong Stock Exchange and other regulatory authorities, as well as in its annual report and accounts to shareholders, periodic financial reports to shareholders, proxy statements, offering circulars, registration statements, prospectuses, prospectus supplements, press releases, and other written materials and in oral statements made by directors, officers or employees of Prudential to third parties, including financial analysts. All such forward-looking statements are qualified in their entirety by reference to the factors discussed under the “Additional Information — Risk Factors” heading of Prudential’s most recent annual report on Form 20-F filed with the SEC, as well as under the “Risk Factors” heading of any subsequent Prudential Half Year Financial Report furnished to the SEC on Form 6-K and incorporated by reference herein, and in any prospectus supplement accompanying this prospectus. These risk factors are not exhaustive as Prudential operates in a continually changing business environment with new risks emerging from time to time that it may be unable to predict or that it currently does not expect to have a material adverse effect on its business.

RISK FACTORS
Investing in the securities offered using this prospectus involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:
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the information contained in or incorporated by reference into this prospectus;

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the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

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the risks described in Prudential’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated by reference in this prospectus; and

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other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment.
You should also be aware that new risks may emerge in the future at any time, and we cannot predict such risks or estimate the extent to which they may affect our business, financial condition or results of operations. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.
You should consider carefully the risks described in the documents incorporated by reference into this prospectus and any risk factors included in the prospectus supplement, before you decide to buy our securities.

PRUDENTIAL PLC
The group of which Prudential plc is the parent company provides life and health insurance and asset management in 24 markets across Asia and Africa. Prudential’s mission is to be the most trusted partner and protector for this generation and generations to come, by providing simple and accessible financial and health solutions. Prudential plc is incorporated in England and Wales. Prudential’s ordinary shares are listed on the Premium Listing segment of the Official List of the UK Listing Authority and traded on the London Stock Exchange under the symbol “PRU.” Since 2010, Prudential’s ordinary shares have been listed on the Main Board of the Hong Kong Stock Exchange under the stock code “2378” and as a secondary listing on the Singapore Stock Exchange with the abbreviated name “PRU 500.” Prudential’s American Depositary Shares, each representing two ordinary shares, have been listed for trading on the New York Stock Exchange since 2000 under the symbol “PUK.”
Prudential is not affiliated in any manner with Prudential Financial, Inc. or its subsidiary, The Prudential Insurance Company of America, whose principal place of business is in the US, nor with The Prudential Assurance Company Limited, a subsidiary of M&G plc, a company incorporated in the UK.
PRUDENTIAL FUNDING (ASIA) PLC
Prudential (Funding) Asia plc is an indirect wholly-owned subsidiary of Prudential plc. We do not present separate financial statements of Prudential Funding (Asia) plc in this prospectus because management has determined that they would not be material to investors; however, the financial information of such entity is consolidated in Prudential plc’s consolidated financial statements included in its Annual Report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated by reference in this prospectus, and will be included in similar sections in subsequent filings incorporated by reference in this prospectus. All debt securities issued by Prudential Funding (Asia) plc are fully and unconditionally guaranteed by Prudential plc. Prudential plc will fully and unconditionally guarantee the debt securities issued by Prudential Funding (Asia) plc as to payment of principal, premium, if any, interest and any other amounts due.
CAPITALIZATION
We intend to include information about our capitalization and indebtedness in the applicable prospectus supplement or in any free writing prospectus that we have authorized to be provided to you in connection with a specific offering.
USE OF PROCEEDS
Except as otherwise specified in any prospectus supplement, the net proceeds from the sale of the securities described in this prospectus will be used for our operations or for other general corporate purposes.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
We and Prudential Funding (Asia) plc may offer debt securities by this prospectus. The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate.
Our senior debt securities will be issued under and governed by one or more senior indentures that we will enter into with a senior trustee to be named therein. Our subordinated debt securities will be issued under and governed by one or more subordinated indentures that we will enter into with a subordinated trustee to be named therein. The senior debt securities of Prudential Funding (Asia) plc will be issued under and governed by a senior indenture dated April 30, 2024, among Prudential Funding (Asia) plc, as issuer, us, as guarantor and Citibank, N.A., as senior trustee, or a senior indenture dated April 14, 2020, among Prudential Funding (Asia) plc, as issuer, us as guarantor and Citibank, N.A., as senior trustee, as amended and supplemented on April 14, 2020, March 24, 2022 and March 2, 2023. The subordinated debt securities of Prudential Funding (Asia) plc will be issued under and governed by a subordinated indenture dated April 30, 2024, among Prudential Funding (Asia) plc, as issuer, us, as guarantor and Citibank, N.A., as subordinated trustee. Each of these indentures and forms of indenture has been attached as an exhibit to the registration statement of which this prospectus forms a part, and any supplemental indentures relating to the indentures will be filed as exhibits to future filings with the SEC from time to time. See “Where You Can Find More Information” above for information on how to obtain copies. References herein to the “trustee” refer to the senior trustee or the subordinated trustee, as the case may be.
In this prospectus, we refer to the senior indentures and subordinated indentures collectively as the “indentures” and each individually as an “indenture.” The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the prospectus supplement.
The following description of the material terms and provisions of the indentures and the related debt securities is only a summary. You should read the indentures and the debt securities for complete information regarding the terms and provisions of an indenture, including the definitions of some of the terms used below, and the debt securities. Wherever we refer to particular articles, sections or defined terms of an indenture, those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. The indentures are subject to and governed by the Trust Indenture Act of 1939 (the “Trust Indenture Act”).
General
The indentures do not limit the aggregate principal amount of the debt securities that we or Prudential Funding (Asia) plc may issue thereunder. We or Prudential Funding (Asia) plc may issue such securities from time to time in one or more series.
Unless otherwise provided in the related prospectus supplement, senior debt securities will be unsecured obligations of the relevant issuer and will rank equally with all of such issuer’s other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of the relevant issuer, subordinated in right of payment to the prior payment in full of all senior indebtedness of such issuer as described below under “— Subordination of the Subordinated Debt Securities Issued by Prudential plc” and “— Subordination of the Subordinated Debt Securities Issued by Prudential Funding (Asia) plc” and in the applicable prospectus supplement.
The prospectus supplement relating to the particular debt securities being offered will describe the specific terms of the series of debt securities to which it relates, including some or all of the following terms:
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whether Prudential Funding (Asia) plc or Prudential plc is the issuer of the debt securities;

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the designation, authorized denominations and aggregate principal amount of the series of such debt securities;

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the date or dates on which the principal of such debt securities will be payable;

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the price or prices at which such debt securities will be originally issued, expressed as a percentage or percentages of the principal amount of the debt securities of the same series, and the original issue date or dates or periods during which such debt securities may be issued;

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if interest is payable, the interest rate or rates, or how the interest rate or rates may be determined;

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whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

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the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

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the date or dates on which (or, if applicable, the range of dates within which) any payment of principal, interest or premium on the such debt securities will be payable (or the manner of determining the same), and the record date for any such payment;

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any right to extend or defer the interest payment period and the duration of the extension;

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the place or places at which any payments on such debt securities will be payable and where notice or demands to or upon us may be served;

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the terms and conditions of any mandatory or optional redemption, repayment or repurchase of the debt securities, including, if applicable, notice requirements, legal and regulatory requirements, redemption, repayment or repurchase dates, periods and prices or amounts;

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any convertibility or exchangeability provisions;

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the manner in which the amount of any payments on the debt securities may be determined by reference to an index or formula, or other reference asset or factors;

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whether such debt securities will be issued in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities;

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in the case of debt securities issued by Prudential Funding (Asia) plc, the agreement relating to our guarantee of such debt securities;

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the material tax consequences of acquiring, owning and disposing of the debt securities under U.S. federal and U.K. income tax laws;

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the currency or currencies, if other than the U.S. dollar, in which payments of the principal of and interest on the debt securities will be payable;

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any deletions from, modifications of or additions to the events of default that apply to such debt securities and the remedies available following the occurrence thereof;

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in the case of subordinated debt securities, any modifications, including additions to or exclusions from, the definition of “senior creditors” (defined under “— Guarantees,” “— Subordination of the Subordinated Debt Securities Issued by Prudential plc” and “— Subordination of the Subordinated Debt Securities Issued by Prudential Funding (Asia) plc”);

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provisions, if any, for the satisfaction or discharge of the debt securities, or a statement that no such provisions apply;

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any mandatory or optional sinking funds or analogous provisions;

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if applicable, the circumstances under which the issuer will pay additional amounts on the debt securities as a result of deduction or withholding of tax and under which the issuer may redeem the debt securities of the series if it has to pay additional amounts;

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any other terms or conditions applicable to payment of any principal, interest or premium on the debt securities;

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any notices to legal or regulatory authorities or consents from legal and regulatory authorities that comprise part of, or are required in order to give effect to, the terms of the debt securities of the series;

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any listing of debt securities on a securities exchange;

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any restrictions applicable to the offer, sale and delivery of the debt securities; and

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any other terms of the series of debt securities, including any addition to, elimination of or other change to the definitions or covenants or to any other terms or conditions set forth in the relevant indenture.

Unless otherwise indicated in the prospectus supplement, holders of the debt securities will not be entitled to any voting rights except as otherwise described herein.
Unless otherwise indicated in the prospectus supplement, the provisions of the relevant indenture (together with any related amendments or supplements thereto) and the debt securities themselves do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving us that might adversely affect them.
The relevant issuer will have the ability under the indentures to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series. The relevant issuer is also permitted to issue debt securities with the same terms as previously issued debt securities.
Legal Ownership and Form
Unless the applicable prospectus supplement provides otherwise, debt securities will be registered in the name of holders as set out in the books of a security registrar (i.e., in “registered form”).
Investors who hold debt securities in accounts with banks or brokers will generally not be recognized by the issuer as legal holders of the debt securities. This is called holding in “street name”. Instead, the issuer would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities, as legal holders. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments, either because they agree to do so in their customer agreements or because they are legally required to do so. The issuer does not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once the issuer makes payment to the registered holder, it has no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.
A global security is a special type of indirectly held security. If debt securities in registered form are represented by one or more global securities, the relevant issuer will require that such global securities be registered in the name of a financial institution it selects and not be transferred to the name of any other direct holder unless certain special circumstances described in the section “Global Securities” occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a beneficial interest in a global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. Unless the applicable prospectus supplement provides otherwise, debt securities in registered form will be represented by interests in one or more global securities.
Global securities are further discussed in the section “Global Securities” in this prospectus.
Please note that when we refer to “holders” in this “Description of Debt Securities and Guarantees”, we mean direct holders of the debt securities and not street name or other indirect holders of the debt securities. When we refer to “you” in this “Description of Debt Securities and Guarantees”, we mean those who invest in the debt securities being offered, whether they are the holders or only indirect owners of those securities.

Guarantees
We will fully and unconditionally guarantee the payment of the principal of, premium, if any, and interest on the debt securities issued by Prudential Funding (Asia) plc, including any additional amounts which may be payable by Prudential Funding (Asia) plc as a result of deduction or withholding of tax. We guarantee the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the debt securities, by declaration or acceleration, call for redemption or otherwise. No other subsidiary of Prudential plc will guarantee the payment of the principal of, premium, if any, and interest on the debt securities of Prudential Funding (Asia) plc. Unless otherwise provided in a prospectus supplement, the guarantee will be an unsecured obligation of Prudential plc.
Our obligations under our guarantee of the subordinated debt securities issued by Prudential Funding (Asia) plc will constitute our subordinated and unsecured obligations of and, in the event of our winding-up, the rights of holders of such subordinated debt securities against us to payment of any amounts under or arising from the guarantee shall be subordinated to the claims of all of our “senior creditors” including the claims of holders of any other series of subordinated debt securities issued by us which are expressed to rank as senior to such guarantee. For purposes of this section, the term “senior creditors” includes all policyholders and beneficiaries pursuant to a contract of insurance of Prudential or any of Prudential’s subsidiaries or other entity that under IFRS is treated as a member of the insurance group to which Prudential belongs (including holders of all of Prudential’s or such subsidiary’s or other entity’s senior debt securities, policyholders, policyholder claims and policy beneficiaries) and any other non-subordinated creditors of Prudential or any such subsidiary or other entity. It may also include holders of subordinated debt securities of different series. The prospectus supplement in respect of subordinated debt securities issued by Prudential Funding (Asia) plc will define “senior creditors” of the guarantor for the series of subordinated debt securities to which it relates.
Where specified in the prospectus supplement, unless the Hong Kong Insurance Authority (the “HKIA”) has indicated in writing that it has no objection to such payment, all payments by us on our guarantee of the subordinated debt securities issued by Prudential Funding (Asia) plc are conditional upon:
(i) our being able to pay our debts to our senior creditors, the holders of the subordinated debt securities and the holders of any securities that rank pari passu with the subordinated debt securities as they fall due; and
(ii) our having total assets which exceed total liabilities (subject to carve-outs for liabilities owed to certain categories of creditor), both immediately before and immediately after any such payment.
Defaults, Remedies and Waivers of Default
Defaults and Remedies — Senior Debt Securities
Unless the applicable prospectus supplement provides otherwise, an “event of default” with respect to each series of senior debt securities shall result if:
1.
the issuer does not pay any principal (or premium, if any) on any debt securities of that series on the due date for payment, or default is made on the payment of interest, and, in each case, such default continues for a period of 14 days from the due date for payment;

2.
any covenant or warranty in the applicable indenture (other than as stated above with respect to payments when due) has been breached in any material respect and that breach has not been remedied within 30 days of receipt by us of a written notice from the trustee, or receipt by the issuer and the trustee of written notice of such breach from holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series, requiring that the breach be remedied;

3.
either a court of competent jurisdiction issues an order that is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for the winding up of the issuer;

4.
the issuer stops or threatens to stop payments to creditors generally or the issuer ceases or threatens to cease to carry on its business or substantially the whole of its business (except for the purposes of, or in connection with, a reconstruction or amalgamation the terms of which have previously been approved in writing by the holders of at least 75% in aggregate principal amount of the outstanding senior debt securities of that series);

5.
an encumbrancer takes possession or an administrative or other receiver or an administrator is appointed of the whole or any substantial part of the issuer’s undertaking, property and assets, or if a distress or execution is levied or enforced upon or sued out against the whole or any substantial part of the issuer’s chattels and, in the case of any of the foregoing events, is not discharged within 60 days;

6.
the issuer is unable to pay debts within the meaning of Section 123(2) of the Insolvency Act 1986 of the United Kingdom; or

7.
the issuer’s indebtedness for moneys borrowed (as defined below), which indebtedness in respect of any single company has an outstanding aggregate principal amount of at least £30,000,000 (or its equivalent in any other currency or currencies) is not paid on its due date as extended by any applicable grace period and following a demand therefor, or is declared to be or automatically becomes, due and payable prior to its stated maturity by reason of default or if any guarantee or indemnity in respect of indebtedness for moneys borrowed of any third party that the issuer has given (having in respect of any single company an outstanding aggregate principal amount as aforesaid) is not honored when due and called upon and, in any such case, our liability to make payment is not being contested in good faith.

“Indebtedness for moneys borrowed” means the principal amount of (i) all moneys borrowed and (ii) all debentures (together in each case with any fixed or minimum premium payable on final redemption or repayment) that neither the issuer nor any of its subsidiaries beneficially owns for the time being.
In each of Prudential Funding (Asia) plc’s indentures in respect of senior debt securities, the events of default described in clauses (3) through (7) above also include references to Prudential plc, as guarantor under such indenture.
If an event of default occurs and is continuing, the trustee or the holders of at least 25% of the aggregate principal amount of the outstanding senior debt securities of that series may declare by a notice in writing to the issuer (and to the trustee if given by the holders of the senior debt securities):
•
the entire principal amount of (including premium, if any, on) (or, in the case of discounted securities, a lesser amount specified in the prospectus supplement) of all such debt senior securities; and

•
if specified in the prospectus supplement, any accrued but unpaid interest payments thereon,

to be due and payable immediately. This is called an acceleration of the maturity. If the maturity of any senior debt securities has been accelerated, but a judgment for payment has not yet been obtained, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of the affected series may, under certain circumstances, cancel the acceleration.
If an event of default occurs, the trustee will have certain additional duties. In that situation, the trustee will be obligated to use its rights and powers under the applicable indenture, and to use the same degree of care and skill in its exercise of the rights and powers vested in it by the applicable indenture, as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The trustee will be under no obligation to exercise any of its rights or powers under the indentures at the request of any holder of senior debt securities, unless such holder shall have offered to the trustee indemnity and/or security satisfactory to the trustee against any loss, liability or expense, and then only to the extent required by the terms of the applicable indenture. Subject to these indenture provisions for the indemnification of the trustee, the holder(s) of a majority in aggregate principal amount of the outstanding senior debt securities of any series will, subject to certain limitations, have the right to direct the time, method and place of conducting any proceeding seeking any remedy available to the trustee.

Unless the applicable prospectus supplement provides otherwise, before holders are allowed to bypass the trustee and bring their own lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the senior debt securities of a series, all of the following must generally occur:
•
such holders must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•
holders of at least 25% of the aggregate principal amount of the outstanding senior debt securities of that series must make a written request that the trustee take action because of the event of default, and they or other holders must offer to the trustee indemnity and/or security satisfactory to the trustee against the cost and other liabilities of taking that action;

•
the trustee must not have taken action for 60 days after the above steps have been taken; and

•
during those 60 days, the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of that series must not have given the trustee directions that are inconsistent with the written request of the holders of at least 25% of the aggregate principal amount of the outstanding senior debt securities of that series.

Notwithstanding these limitations, nothing will impair the right of a holder of the senior debt securities to institute suit for the enforcement of payment of the principal of (and premium, if any, on) and interest, if any, on such senior debt securities on or after the respective stated maturities, if any, thereof, as provided in the applicable indenture or the debt securities.
The trustee will, within 90 days of a default with respect to the senior debt securities of any series, give to each holder of the senior debt securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on the affected senior debt securities, the trustee will be entitled to withhold such notice if it determines in good faith that withholding of the notice is in the interest of the holder(s) of such series.
The issuer will furnish the trustee with an annual certificate of certain of its officers certifying, to the best of their knowledge, whether it is, or has been, in default and specifying the nature and status of any such default. In addition, the issuer is required to provide the trustee with written notice within five days of its becoming aware of any event of default, or event that could mature into an event of default, under the applicable indenture.
Defaults and Remedies — Subordinated Debt Securities
If any “event of default” that applies to a series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% of the aggregate principal amount of the outstanding subordinated debt securities of that series may declare:
•
the entire principal amount of (including premium, if any, on) (or, in the case of discounted securities, a lesser amount specified in the prospectus supplement) of all such subordinated debt securities; and

•
if specified in the prospectus supplement, any accrued but unpaid interest payments (including, if so specified, any deferred interest) thereon,

to be due and payable immediately. This is called an acceleration of the maturity. If the maturity of any subordinated debt securities has been accelerated, but a judgment for payment has not yet been obtained, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the affected series may, under certain circumstances, cancel the acceleration.
Unless otherwise indicated in the prospectus supplement, no event or circumstance relating to the issuer’s payment obligations on a series of subordinated debt securities, including any failure or inability on its part to make such payments when due and payable, will constitute an “event of default” or permit the trustee or any holders thereof to accelerate the maturity of the subordinated debt securities of that series in the manner discussed above. The prospectus supplement will specify whether one or more events of default apply to the subordinated debt securities to which it relates and describe those events of default, if any.
Events or circumstances relating to the issuer’s payment obligations on any series of subordinated debt securities that may permit the trustee to exercise remedies against the issuer will be referred to in the related prospectus supplement. In general, we expect that such events or circumstances will fall into one of two categories:
•
those which may, if specified conditions are met, permit the trustee to commence a proceeding in England and Wales (but not elsewhere) for the winding up of the issuer and/or a proceeding for the collection of the sums due and unpaid; or

•
those which may, if specified conditions are met, permit the trustee to commence a proceeding in England and Wales (but not elsewhere) for the winding up of the issuer, but to exercise no other legal remedy.

In this prospectus, we refer to the first type of event or circumstance as a “default” and to the second type of event or circumstance as a “solvency event”. We may use different terms to describe defaults and solvency events in the prospectus supplement, including, in the case of defaults, “payment defaults”, “dated security defaults”, “perpetual security defaults”, “capital defaults” or “capital security defaults”, or other like terms, and, in the case of solvency events, “payment events”, “capital events” or “subordinated capital events”, or other like terms.
The prospectus supplement will specify whether one more defaults or solvency events apply to the subordinated debt securities to which it relates and describe those defaults and/or solvency events, if any, as well as the remedies available following the occurrence thereof.
Notwithstanding the above, it will not be a default or solvency event in respect of a series of subordinated debt securities if a payment of principal or interest is not made:
•
in order to comply with a statute, regulation or order of any court of competent jurisdiction; or

•
where there is doubt as to the validity or applicability of any such statute, regulation or order, if the issuer acts on the advice given to it and to the trustee, in the form of a legal opinion acceptable to the trustee.

In the second case, however, the trustee may, by notice to the issuer, require the issuer to take action, including proceedings for a court declaration, to resolve the doubt, if counsel advises that the action is appropriate and reasonable. In this case, the issuer will proceed with the action promptly and be bound by any final resolution of the doubt. If the action results in a determination that the issuer can make the relevant payment without violating any statute, regulation or order then the payment shall become due and payable immediately after the trustee gives the issuer written notice informing it of the determination.
In addition, the prospectus supplement will describe the manner in and the extent to which proceedings may be instituted or other actions taken to enforce any of the issuer’s “performance obligations” in respect of any series of subordinated debt securities or the subordinated indenture if it fails to perform or observe such performance obligations for a specified period of time; provided that the issuer shall not as a consequence of any such proceedings or other actions be obliged to pay any sum or sums representing or measured by reference to the principal or interest in respect of the subordinated debt securities of the applicable series sooner than the same would otherwise have been due and payable. When we refer to “performance obligations” in this context, we mean any of our obligations or covenants under the applicable series of subordinated debt securities or the subordinated indenture other than any obligation or covenant (i) with respect to the payment of any principal or interest on the subordinated debt securities of such series or (ii) which has expressly been included in the subordinated indenture solely for the benefit of subordinated debt securities other than the subordinated debt securities of such series, for a specified period of time. The prospectus supplement will also specify any notifications or other steps that may be required before any proceedings may be instituted or other actions taken, as well as any other applicable limitations on remedies, in respect of subordinated debt securities of the applicable series.
If an event of default, default, solvency event or breach of a performance obligation occurs, the trustee will have certain additional duties. In those situations, the trustee will be obligated to use its rights and powers under the subordinated indenture, and to use the same degree of care and skill in its exercise of the rights and powers vested in it by the subordinated indenture, as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The trustee will be under no obligation to exercise any of its rights or powers under the subordinated indenture at the request of any holder of subordinated debt securities, unless such holder shall have offered to the trustee indemnity and/or security satisfactory to the trustee against any loss, liability or expense, and then only to the extent required by the terms of the subordinated indenture. Subject to these subordinated indenture provisions for the indemnification of the trustee, the holder(s) of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series will, subject to certain limitations, have the right to direct the time, method and place of conducting any proceeding seeking any remedy available to the trustee.
Unless the applicable prospectus supplement provides otherwise, before holders are allowed to bypass the trustee and bring their own lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the subordinated debt securities, all of the following must generally occur:
•
such holders must give the trustee written notice that an event of default, default or solvency event or breach of a performance obligation has occurred, and such event of default, default, solvency event or breach of a performance obligation must not have been cured or waived;

•
holders of at least 25% of the aggregate principal amount of the outstanding subordinated debt securities of that series must make a written request that the trustee take action because of the event of default, default, solvency event or breach of a performance obligation and they or other holders must offer to the trustee indemnity and/or security satisfactory to the trustee against the cost and other liabilities of taking that action;

•
the trustee must not have taken action for 60 days after the above steps have been taken; and

•
during those 60 days, the holders of a majority of the aggregate principal amount of the outstanding subordinated debt securities of that series must not have given the trustee directions that are inconsistent with the written request of the holders of at least 25% of the aggregate principal amount of the outstanding subordinated debt securities of that series.

Notwithstanding these limitations, nothing will impair the right of a holder of the subordinated debt securities to institute suit for the enforcement of payment of the principal of (and premium, if any, on) and interest, if any, on such subordinated debt securities on or after the respective stated maturities, if any, thereof, or on the date any such payment is otherwise due and payable as provided in the subordinated indenture or the subordinated debt securities.
In the event, however, that payment of the principal of (and premium, if any, on) and interest, if any, on any series of subordinated debt securities is deferred or cancelled in accordance with any deferral or cancellation provisions described in the prospectus supplement, such amounts will not be due and payable, and the issuer will not have to make the relevant payments, on the dates that such amounts would otherwise have been due and payable.
The trustee will, within 90 days of an event of default, default, solvency event or breach of a performance obligation with respect to subordinated debt securities of any series, give to each holder of the subordinated debt securities of the affected series notice of any such event of default, default or solvency event it knows about, unless such event of default, default or solvency event has been cured or waived. However, except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on the affected subordinated debt securities, the trustee will be entitled to withhold such notice if it determines in good faith that withholding of the notice is in the interest of the holder(s) of such series.
Waivers of Certain Defaults
The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a particular affected series may generally also waive any events of default. If this happens, the relevant event of default will be treated as if it had not occurred. No one, however, can waive defaults by the issuer in the payment of the principal of (and premium, if any, on) and interest, if any, on any such debt securities or in respect of a covenant or a provision that under the applicable indenture (together with any related amendments or supplements thereto) cannot be modified or amended without the consent of each holder of the outstanding debt securities of such a series.
Consolidation, Merger and Sale or Lease of Assets
Unless otherwise indicated in the prospectus supplement, the issuer may, without the consent of the holders of any debt securities, consolidate with or merge into or transfer or lease our properties and assets substantially as an entirety, provided that any successor corporation formed by any such consolidation or merger or any such transferee or lessee of the issuer’s assets is a corporation or other person organized and validly existing under the laws of a member country of the Organisation for Economic Co-operation and Development that assumes the issuer’s obligations on the debt securities and the applicable indenture, and a number of other conditions are met.
Note that any such conditions will apply only if the issuer wishes to merge or consolidate with another entity or sell its assets substantially as an entirety to another entity. The issuer will not need to satisfy these conditions if it enters into other types of transactions, including any transaction in which it acquires the securities or assets or another entity, any transaction that involves a change of control of the issuer but in which it does not merge or consolidate, and any transaction in which its sells less than substantially all its assets.
Each of Prudential Funding (Asia) plc’s indentures includes a like restriction on consolidation, merger and sale of assets involving Prudential plc, as guarantor of the Prudential Funding (Asia) plc’s obligations under its debt securities.
Subordination of the Subordinated Debt Securities Issued by Prudential plc
Our subordinated debt securities will constitute our direct, subordinated and unsecured obligations. If we become bankrupt or are wound-up or liquidated in England and Wales, the rights of the holders of subordinated debt securities of a particular series will be subordinate in right of payment to the prior payment in full of all claims of our “senior creditors” in respect of that series. Unless otherwise specified in the prospectus supplement, the subordinated debt securities do not have the benefit of any negative pledge covenant.
For purposes of this section, the term “senior creditors” includes all policyholders and beneficiaries pursuant to a contract of insurance of ours or any of our subsidiaries or other entity that under IFRS is treated as a member of the insurance group to which we belong (including holders of all of Prudential’s or such subsidiary’s or other entity’s senior debt securities, policyholders, policyholder claims and policy beneficiaries) and any other non-subordinated creditors of ours or any such subsidiary or other entity. It may also include holders of subordinated debt securities of different series. The prospectus supplement will define “senior creditors” for the series of subordinated debt securities to which it relates.
As a result of the foregoing, in the event of any such bankruptcy, winding up or liquidation in England and Wales, the claimants who hold the more senior claims described above may recover more, ratably, than holders of the subordinated debt securities. You should be aware that there are currently no limitations on our ability to issue or guarantee indebtedness that would constitute claims of our “senior creditors.”
Where specified in the prospectus supplement, unless the HKIA has indicated in writing that it has no objection to such payment, all payments on our subordinated debt securities are conditional upon:
(i) our being able to pay our debts to our senior creditors, the holders of the subordinated debt securities and the holders of any securities that rank pari passu with the subordinated debt securities as they fall due; and
(ii) our having total assets which exceed total liabilities (subject to carve-outs for liabilities owed to certain categories of creditor), both immediately before and immediately after any such payment.

In addition to the foregoing, a variation in the terms and conditions of the subordinated debt securities of any series, which may include modifications relating to the status, subordination, redemption, repurchase, events of default, defaults or solvency events, with respect to such subordinated debt securities, may require prior notice of the proposed modification to, and the consent or approval (including consent in the form of the grant of a waiver) of, the HKIA.
Subordination of the Subordinated Debt Securities Issued by Prudential Funding (Asia) plc
Prudential Funding (Asia) plc’s subordinated debt securities will constitute its direct, subordinated and unsecured obligations. If it becomes bankrupt or are wound-up or liquidated in England and Wales, the rights of the holders of its subordinated debt securities of a particular series will be subordinate in right of payment to the prior payment in full of all claims of its “senior creditors” in respect of that series. Unless otherwise specified in the prospectus supplement, the subordinated debt securities do not have the benefit of any negative pledge covenant.
For purposes of this section, the term “senior creditors” includes all policyholders and beneficiaries pursuant to a contract of insurance of Prudential or any of Prudential’s subsidiaries or other entity that under IFRS is treated as a member of the insurance group to which Prudential belongs (including holders of all of Prudential’s or such subsidiary’s or other entity’s senior debt securities, policyholders, policyholder claims and policy beneficiaries) and any other non-subordinated creditors of Prudential Funding (Asia) plc, Prudential plc or any such subsidiary or other entity. It may also include holders of subordinated debt securities of different series. The prospectus supplement will define “senior creditors” for the series of subordinated debt securities to which it relates.
As a result of the foregoing, in the event of any such bankruptcy, winding up or liquidation in England and Wales, the claimants who hold the more senior claims described above may recover more, ratably, than holders of the subordinated debt securities. You should be aware that there are currently no limitations on Prudential Funding (Asia) plc’s or our ability to issue or guarantee indebtedness that would constitute claims of “senior creditors” of Prudential Funding (Asia) plc.
Where specified in the prospectus supplement, unless the HKIA has indicated in writing that it has no objection to such payment, all payments on the subordinated debt securities of Prudential Funding (Asia) plc are conditional upon:
(i) Prudential Funding (Asia) plc being able to pay its debts to its senior creditors, the holders of the subordinated debt securities and the holders of any securities that rank pari passu with the subordinated debt securities as they fall due; and
(ii) Prudential Funding (Asia) plc having total assets which exceed total liabilities (subject to carve-outs for liabilities owed to certain categories of creditor), both immediately before and immediately after any such payment.
In addition to the foregoing, a variation in the terms and conditions of the subordinated debt securities of any series, which may include modifications relating to the status, subordination, redemption, repurchase, events of default, defaults or solvency events, with respect to such subordinated debt securities, may require prior notice of the proposed modification to, and the consent or approval (including consent in the form of the grant of a waiver) of, the HKIA.
Modifications
Under certain circumstances, the relevant issuer can make changes to the indentures and the debt securities. The following three types of changes are possible.
Changes Requiring Approval by Each Holder
The first type of change comprises changes that cannot be made without the specific approval of each holder of each affected series of debt securities. These include changes that:

•
change the stated maturity of the principal, any installment of principal or any interest on any debt security;

•
reduce the rate or amount of any interest;

•
reduce the principal or any premium payable on redemption;

•
change the place of payment;

•
change the right of holders to waive an existing default by majority vote;

•
impair the right to sue for payment;

•
reduce the percentage of holders who must consent to a waiver or amendment of the applicable indenture or the waiver of defaults; and

•
make any change to the list of changes that requires the approval of each holder, including the foregoing.

Changes Requiring Majority Approval
The second type of change comprises changes that require approval by the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of the affected series. Most changes fall into this category, except for those described under “— Changes Requiring Approval by Each Holder” above and “— Changes Not Requiring Approval” below.
Changes Not Requiring Approval
The third type of change does not require any approval by holders of debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect.
Further Issuances
The relevant issuer may from time to time, without notice to or the consent of the holders of the outstanding debt securities of a series, create and issue under the applicable indenture (together with any related amendments or supplements thereto) further debt securities of such series ranking pari passu with such outstanding debt securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities) and so that any further debt securities of such series shall be consolidated and form a single series with the outstanding debt securities of such series and shall have the same terms as to status, redemption or otherwise as such outstanding debt securities.
Notices
Notices to holders of debt securities in registered form will be given by mail to the addresses of such holders as they appear in the security register, or, in the case of debt securities held by a depositary, in accordance with the applicable procedures of the depositary, or in any other permitted manner specified in the prospectus supplement.
Title
The relevant issuer and the trustee and any of the issuer’s agents or any agents of the trustee may treat the registered owner of any debt security in registered form as the absolute owner thereof (whether or not such security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.
Consent to Service; Jurisdiction
We and Prudential Funding (Asia) plc have appointed Cogency Global Inc., 18th Floor, 122 East 42nd Street, New York, NY 10168, as our authorized agent for service of process in any suit or proceeding to which we are party arising out of or relating to the debt securities or the indentures that may be instituted in any federal or state court in the Borough of Manhattan in New York City and have submitted to the jurisdiction of those courts. Notwithstanding the foregoing, actions relating to the debt securities or the indenture may (subject to the limitations on enforcement described in this prospectus and, if applicable, in the prospectus supplement) be instituted by the holder of any debt security in any competent court in England and Wales.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, save that the subordination provisions in the subordinated indentures and with respect to the subordinated debt securities will be governed by and construed in accordance with English law, with the intention that such provisions be given full effect in any insolvency proceeding relating to us or Prudential Funding (Asia) plc in England and Wales.

GLOBAL SECURITIES
What is a Global Security?
A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as, for example, subordinated debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether the securities to which it relates are represented by a master global security.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.”
As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security. If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Depositary Arrangements
The senior debt securities of a series and the subordinated debt securities of a series may be represented in whole or in part by one or more global securities that will be registered in the name of, or in the name of a nominee of, and deposited with, or on behalf of, DTC or a common depositary for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream Luxembourg”) (the “depositary”). Global securities will be issued in registered form unless your prospectus supplement provides otherwise. Unless and until it is exchanged for securities in definitive form, any such global security may not be transferred except as a whole by the relevant depositary to its nominee, or vice versa, or by a nominee to another nominee of such depositary or, in either case, to a successor of such depositary or a nominee of such successor.
The specific terms of the depositary arrangement with respect to a series of senior debt securities and subordinated debt securities will be described in the related prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.
Upon the issuance of a global security, the depositary for such global security or its nominee will credit the accounts of persons entitled thereto with the respective beneficial interests in the principal amounts of the debt securities represented by such global security. Such accounts shall be designated by the underwriters, dealers or agents with respect to the senior debt securities or subordinated debt securities, or by us if we offer and sell the senior debt securities or subordinated debt securities directly. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security or its nominee (such persons, “participants”) or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) for such global security and on the records of participants (with respect to interests of persons who hold interests through participants).
So long as the relevant depositary, or its nominee, is the registered owner of such global security, it will be considered the sole owner or holder of the relevant senior debt securities and/or subordinated debt securities represented by such global security for all purposes under the senior indenture and/or subordinated indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of securities of such series in definitive form and will not be considered the owners or holders thereof. Such owners of beneficial interests will not have the direct right to act upon any solicitation for actions from holders of the securities and will be permitted to act only to the extent appropriate proxies to do so from DTC, Euroclear or Clearstream, as applicable, have been received. Similarly, upon the occurrence of an event of default under the senior debt securities or an event of default, default or solvency event under the subordinated debt securities, unless and until securities in definitive form are issued, owners of beneficial interests in global securities will be restricted to acting only to the extent appropriate proxies have been received from DTC, Euroclear or Clearstream, as applicable.
Any payments of principal, interest or premium on senior debt securities or subordinated debt securities registered in the name of a depositary or its nominee will be made to it as the registered owner of the global security representing such securities. Neither we, nor any of the applicable trustees, paying agents or security registrars for such securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, interest or premium, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the debt securities of such series represented by such global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities in “street name,” and will be the responsibility of such participants.
Special Investor Considerations for Global Securities
As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. As discussed above, we do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.
Investors holding indirect interests in global securities should be aware of the following:
•
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below or as may be set forth in your prospectus supplement;

•
the laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair your ability to transfer beneficial interests in a global security;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities;

•
an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form or as may be described in your prospectus supplement;

•
in addition to restrictions imposed by applicable law, an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the applicable trustee and other agents will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the applicable trustee and other agents also do not supervise the depositary in any way;

•
the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We, the applicable trustee and the other agents do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated
If a depositary for a global security in respect of a series of senior debt securities or subordinated debt securities is at any time unwilling or unable to continue as depositary, and we do not appoint a successor depositary within 120 days, or in the event of our winding up we fail to make any payment on any senior debt securities or subordinated debt securities when due, and the applicable trustee has received notice from the registered owner of such global security requesting the exchange of a specified amount of such senior debt securities or subordinated debt securities for securities in definitive form, we will issue registered securities in respect of the senior debt securities or subordinated debt securities of such series in definitive form in exchange for the global security representing such series of senior debt securities or subordinated debt securities.
We may also at any time and in our sole discretion determine that the senior debt securities or subordinated debt securities of any series represented by one or more global securities shall no longer be represented by such global security or securities. In such event, we will issue registered securities in respect of the senior debt securities or subordinated debt securities of such series in definitive form. Further, if we so specify with respect to the senior debt securities or subordinated debt securities of a series, you may, on terms acceptable to us and the depositary for such global security, receive registered securities of such series in definitive form.
In any such instance, you will be entitled to physical delivery in definitive form of registered securities of the series of senior debt securities or subordinated debt securities represented by such global security, equal in principal amount to your beneficial interest, and to have such securities registered in your name.
Senior debt securities or subordinated debt securities of any series so issued in definitive form will only be issued as registered securities in authorized minimum denominations and bearing any applicable restrictive legend. We believe that, for holders resident in the United States for tax purposes, there should be no tax consequences associated with an exchange of registered securities in global form for registered securities in definitive form.
If we issue senior debt securities or subordinated debt securities in definitive form in exchange for a particular global security, the relevant depositary, as holder of that global security, will surrender it against receipt of the senior debt securities or subordinated debt securities in definitive form, cancel the book-entry senior debt securities or subordinated debt securities of that series, and distribute through DTC, Euroclear or Clearstream, as the case may be, the senior debt securities or subordinated debt securities in definitive form of that series to the persons and in the amounts specified by DTC, Euroclear or Clearstream, as the case may be.
To the extent permitted by law, we, the applicable trustees, paying agents or security registrars shall be entitled to treat the person in whose name any senior debt security or subordinated debt security in definitive form is registered as the absolute owner. Payments in respect of a senior debt security or subordinated debt security in definitive form will be made to the person in whose name the definitive senior debt security or subordinated debt security is registered as it appears in the register for that series. They will be made by check mailed or delivered to the address of the person entitled thereto as such address shall appear in the security register or by wire transfer to an account maintained by the person entitled thereto as specified in the security register. In the event of a redemption, senior debt securities or subordinated debt securities issued in definitive form should be presented to the applicable paying agent for redemption.
Holders of senior debt securities or subordinated debt securities in definitive form will have the direct right to act upon any solicitation for actions from holders of the senior debt securities or subordinated debt securities, including upon the occurrence of an event of default under the senior debt securities or an event of default, default or solvency event under the subordinated debt securities, and will not be required to rely upon receipt of proxies from DTC, Euroclear or Clearstream.
Securities in registered form may be broken into more securities of smaller denominations (but not into denominations smaller than any minimum denomination applicable to the securities) or combined into fewer securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.” senior debt securities or subordinated debt securities of any series issued in definitive form will be exchangeable for other senior debt securities or subordinated debt securities of the same series, of a like aggregate principal amount and tenor and of different authorized denominations. A senior debt security or subordinated debt security issued in definitive form may be presented for registration of transfer (with the form of transfer duly executed), at the office of the security registrar or at the office of any transfer agent we designate for such purpose with respect to any series of debt securities and referred to in an applicable prospectus supplement, without service charge but subject to payment of any taxes and other governmental charges as described in the applicable indenture. Such transfer or exchange will be effected after the security registrar or transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. We have initially appointed the trustee and the trustee as the security registrars under the relevant indentures. If a prospectus supplement refers to any transfer agents (in addition to the security registrar) that we have initially designated with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of debt securities.
If the senior debt securities of a series or the subordinated debt securities of a series are redeemed in part, we will not be required to:
•
issue, register the transfer of or exchange the securities of any such series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of securities of that series selected to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•
register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part.

CLEARANCE AND SETTLEMENT
Senior debt securities or subordinated debt securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC, Clearstream and Euroclear. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.
Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for debt securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the debt securities will be cleared and settled on a delivery against payment basis.
Global securities will be registered in the name of and deposited with a nominee for, and accepted for settlement and clearance by, one or more of DTC and a common depositary for Euroclear and Clearstream, and any other clearing system identified in the applicable prospectus supplement.
Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in debt securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream or the clearing system that is described in the applicable prospectus supplement. The policies of DTC, Euroclear and Clearstream will govern payments, transfers, exchange and other matters relating to the investor’s interest in debt securities held by them. This is also true for any other clearing system that may be named in a prospectus supplement.
The policies of DTC, Euroclear and Clearstream will govern payments, transfers, exchange and other matters relating to investors’ interests in debt securities held by them. This is also true for any other clearing system that may be named in a prospectus supplement.
Neither we, nor any trustee, paying agent or registrar have any responsibility for any aspect of the actions of DTC, Euroclear and Clearstream or any of their direct or indirect participants or accountholders. Neither we, nor any trustee, paying agent or registrar have any responsibility for any aspect of the records kept by DTC, Euroclear and Clearstream or any of their direct or indirect participants or accountholders. Neither we, nor any trustee, paying agent or registrar supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.
DTC, Euroclear and Clearstream and their participants and accountholders perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.
The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.
The Clearing Systems
DTC
DTC has advised us as follows:
•
DTC is:

(a)
a limited-purpose trust company organized under New York Banking Law,

(b)
a “banking corporation” within the meaning of New York Banking Law,

(c)
a member of the Federal Reserve System,

(d)
a “clearing corporation” within the meaning of the Uniform Commercial Code and

(e)
a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

•
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

•
Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•
Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

•
The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream
Clearstream has advised us as follows:
•
Clearstream is a duly licensed bank organized as a société anonyme incorporated under the laws of the Grand Duchy of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•
Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry charges to the accounts of its customers. This eliminates the need for physical movement of certificates.

•
Clearstream provides other services to its accountholders, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities.

•
Clearstream’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•
Indirect access to the Clearstream system is also available to others that clear through Clearstream customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear
Euroclear has advised us as follows:
•
Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique).

•
Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•
Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•
Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•
Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear accountholders.

•
All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

•
Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable law (collectively, the “Euroclear Terms and Conditions”). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Other Clearing Systems
We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.
Primary Distribution
The distribution of the debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.
Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of debt securities. Customary clearance and settlement procedures are described below.
We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.
Clearance and Settlement Procedures — DTC
DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.
Debt securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, debt securities will be credited free of payment on the settlement date.
Clearance and Settlement Procedures — Euroclear and Clearstream
We understand that investors that hold their debt securities through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form, or such other procedures as are applicable for other securities.
Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream accountholders on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.
Secondary Market Trading
Trading between DTC Participants
Secondary market trading of the debt securities between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities.
If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.
Trading between Euroclear and/or Clearstream Accountholders
We understand that secondary market trading between Euroclear and/or Clearstream accountholders will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Trading between a DTC Seller and a Euroclear or Clearstream Purchaser
A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream accountholder. Euroclear or Clearstream, as the case may be, will then instruct the common depositary for Euroclear and Clearstream to receive the debt securities either against payment by the common depositary or free of payment.
The beneficial interests in the debt securities will be credited by DTC to the common depositary. Euroclear or Clearstream, as applicable, will then credit the account of the participant, following its usual procedures. Credit for the debt securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream cash debit will be valued as of the actual settlement date instead.
Euroclear or Clearstream accountholders will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream. Under this approach, accountholders may take on credit exposure to Euroclear or Clearstream until the debt securities are credited to their accounts one business day later.
As an alternative, if Euroclear or Clearstream has extended a line of credit to them, accountholders can choose not to preposition funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear or Clearstream accountholders purchasing debt securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the debt securities were credited to their accounts). However, interest on the debt securities would accrue from the value date. Therefore, in many cases, the investment income on debt securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each accountholder’s particular cost of funds.
Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities to the common depositary on behalf of Euroclear or Clearstream accountholders. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.
Special Timing Considerations
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities, or to receive or make a payment or delivery of the debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.
TAXATION
Your prospectus supplement will include a description of the material tax consequences of acquiring, owning and disposing of the securities under U.S. federal and U.K. income tax laws.

PLAN OF DISTRIBUTION
We may sell the securities:
•
through underwriters,

•
through dealers,

•
through agents or

•
directly to purchasers.

The prospectus supplement with respect to the securities being offered thereby will set forth the terms of the offering of such securities, including the names of any underwriters, dealers or agents involved in the sale of such securities, the principal amounts or number of securities, as the case may be, to be purchased by any such underwriters, any applicable commissions or discounts, and any securities exchanges on which the securities may be listed. The expenses we incur in connection with the issuance and distribution of the securities and the net proceeds to us will also be set forth in the prospectus supplement.
If underwriters are used in the sale, the securities being sold will be acquired by the underwriters for their own account and distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Unless otherwise set forth in the prospectus supplement with respect to the securities being offered thereby, the obligations of the underwriters to purchase such securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any of such securities are purchased. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If dealers are used in the sale, unless otherwise indicated in the prospectus supplement with respect to the securities being offered thereby, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale.
Securities may also be sold through agents that we designate from time to time, or directly by us. Any agent involved in the offering and sale of the securities in respect of which this prospectus is being delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement with respect to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Prudential plc in the ordinary course of business.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be continued by the persons participating in the offering at any time.
In the event that securities of any series are not listed on a U.S. national securities exchange, certain broker-dealers may make a market in such securities but will not be obligated to do so and may discontinue market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.
LEGAL OPINIONS
Certain legal matters in connection with the securities to be offered hereby will be passed upon for us by Morgan, Lewis & Bockius UK LLP, London, England, our U.S. counsel, and by Slaughter and May, our English solicitors.
EXPERTS
The consolidated financial statements of Prudential plc and its subsidiaries and condensed financial statement schedule of Prudential plc as of December 31, 2023 and 2022 and for the years then ended, and the effectiveness of internal control over financial reporting of Prudential plc and its subsidiaries as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of Ernst & Young LLP, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.
The consolidated financial statements and condensed financial statement schedule of Prudential plc and its subsidiaries for the year ended December 31, 2021, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by Prudential plc or any of the underwriters, dealers or agents. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of Prudential plc since the date hereof. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.
All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
Prudential plc
Senior Debt Securities
Subordinated Debt Securities
Prudential Funding (Asia) plc
Senior Debt Securities
Subordinated Debt Securities
fully and unconditionally guaranteed by Prudential plc
Prospectus
April 30, 2024

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 8. Indemnification of Directors and Officers
Article 194 of Prudential plc’s Articles provides:
“The Company may indemnify any director, officer or employee of the Company or of any associated company against any liability and may purchase and maintain for any director, officer or employee of the Company or of any associated company insurance against any liability. No director of the Company or of any associated company shall be accountable to the Company or the members for any benefit provided pursuant to this Article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.”
Article 149 of Prudential plc’s Articles provides:
“Without prejudice to the provisions of Article 194, the board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:
(a) a director, officer or employee of the Company, or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or
(b) a trustee of any pension fund in which employees of the Company or any other body referred to in Article 149(a) is or has been interested, including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or offices in relation to the relevant body or fund.”
Article 70 of Prudential Funding (Asia) plc’s Articles provides:
“(1) Subject to paragraph (4), a relevant director may be indemnified out of the company’s assets against:
(a)
any liability incurred by that director in connection with any negligence, default, breach of duty or breach of trust in relation to the company or an associated company,

(b)
any liability incurred by that director in connection with the activities of the company or an associated company in its capacity as a trustee of an occupational pension scheme,

(c)
any other liability incurred by that director as an officer of the company or an associated company.

(2)
The company may fund a relevant director’s expenditure for the purposes permitted under the Companies Acts and may do anything to enable a relevant director to avoid incurring such expenditure as provided in the Companies Acts.

(3)
No relevant director shall be accountable to the company or the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the company.

(4)
This article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Acts or by any other provision of law.”

Article 71 of Prudential Funding (Asia) plc’s Articles provides:
“The directors may decide to purchase and maintain insurance, at the expense of the company, for the benefit of any relevant director in respect of any relevant loss.”
Sections 232 to 236 of the Companies Act 2006 provide as follows:
“232. Provisions protecting directors from liability
(1) Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.
(2) Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—
(a) section 233 (provision of insurance),
(b) section 234 (qualifying third party indemnity provision), or
(c) section 235 (qualifying pension scheme indemnity provision).
(3) This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.
(4) Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.
233. Provision of insurance
Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.
234. Qualifying third party indemnity provision
(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.
(2) Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company.
Such provision is qualifying third party indemnity provision if the following requirements are met.
(3) The provision must not provide any indemnity against—
(a) any liability of the director to pay—
(i) a fine imposed in criminal proceedings, or
(ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or
(b) any liability incurred by the director—
(i) in defending criminal proceedings in which he is convicted, or
(ii) in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or
(iii) in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4) The references in subsection (3)(b) to a conviction, judgment or refusal of relief are the final decision in the proceedings.
(5) For this purpose—
(a) a conviction, judgment or refusal of relief becomes final—
(i) if not appealed against, at the end of the period for bringing an appeal, or
(ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and
(b) an appeal is disposed of—
(i) if it is determined and the period for bringing any further appeal has ended, or
(ii) if it is abandoned or otherwise ceases to have effect.
(6) The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).
235. Qualifying pension scheme indemnity provision
(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to a qualifying pension scheme indemnity provision.
(2) Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme.
Such provision is qualifying pension scheme indemnity provision if the following requirements are met.
(3) The provision must not provide any indemnity against—
(a) any liability of the director to pay—
(i) a fine imposed in criminal proceedings, or
(ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or
(b) any liability incurred by the director in defending criminal proceedings in which he is convicted.
(4) The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.
(5) For this purpose—
(a) a conviction becomes final—
(i) if not appealed against, at the end of the period for bringing an appeal, or
(ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and
(b) an appeal is disposed of—
(i) if it is determined and the period for bringing any further appeal has ended, or
(ii) if it is abandoned or otherwise ceases to have effect.

(6) In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c 12) that is established under a trust.
236. Qualifying indemnity provision to be disclosed in a directors’ report
(1) This section requires disclosure in directors’ report of—
(a) qualifying third party indemnity provision, and
(b) qualifying pension scheme indemnity provision.
Such provision is referred to in this section as “qualifying indemnity provision”.
(2) If when a directors’ report is approved any qualifying indemnity provision (whether made by the company or otherwise) is in force for the benefit of one or more directors of the company, the report must state that such provision is in force.
(3) If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of the company, the report must state that such provision was in force.
(4) If when a directors’ report is approved qualifying indemnity provision made by the company is in force for the benefit of one or more directors of an associated company, the report must state that such provision is in force.
(5) If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of an associated company, the report must state that such provision was in force”.
Section 1157 of the Companies Act 2006 provides as follows:
“1157. Power of court to grant relief in certain cases:
(1) If in proceedings for negligence, default, breach of duty or breach of trust against—
(a) an officer of a company, or
(b) a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.
(2) If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default breach of duty or breach of trust—
(a) he may apply to the court for relief, and
(b) the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.
(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper”.
The Registrant has arranged appropriate insurance cover in respect of legal action against directors and senior managers of the Registrant and its consolidated subsidiaries. The Registrant also provides protections for its and its consolidated subsidiaries’ directors and senior managers against personal financial exposure they may incur in their capacity as such. These include qualifying third party indemnity provisions for the benefit of directors of the Registrant and other such persons, including, where applicable, in their capacity as directors of the Registrant’s consolidated subsidiaries.
Item 9. Exhibits
Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.
Item 10. Undertakings
(a)   Each of the undersigned registrants hereby undertakes:
(1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to the Registration Statement, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.
(6)   That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;
(iii)  The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
(iv)  Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
(b)   Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

(d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Number	Description
1.1	Form of Underwriting Agreement for Debt Securities of Prudential plc.*
1.2	Form of Underwriting Agreement for Debt Securities of Prudential Funding (Asia) plc guaranteed by Prudential plc.*
3.1	Articles of Association of Prudential plc. (incorporated by reference to Exhibit 1 to Form 20-F for the year ended December 31, 2023, File No. 001-15040).
3.2	Articles of Association of Prudential Funding (Asia) plc.
4.1	Form of Senior Indenture between Prudential plc and one or more banking institutions to be qualified as trustee pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
4.2	Form of Subordinated Indenture between Prudential plc and one or more banking institutions to be qualified as trustee pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
4.3	Senior Indenture dated as of April 30, 2024 among Prudential Funding (Asia) plc, Prudential plc and Citibank N.A.
4.4	Senior Indenture dated as of April 14, 2020, among Prudential Funding (Asia) plc, Prudential plc and Citibank N.A. (incorporated by reference to Exhibit 4.1 to Form 6-K filed with the SEC on April 14, 2020, File No. 001-15040).
4.5	First Supplemental Indenture dated as of April 14, 2020 between Prudential plc and Citibank, N.A. to Senior Indenture dated as of April 14, 2020, among Prudential Funding (Asia) plc, Prudential plc and Citibank N.A. (incorporated by reference to Exhibit 4.2 to Form 6-K filed with the SEC on April 14, 2020, File No. 001-15040).
4.6	Second Supplemental Indenture dated as of March 24, 2022 between Prudential plc and Citibank, N.A. to Senior Indenture dated as of April 14, 2020, among Prudential Funding (Asia) plc, Prudential plc and Citibank N.A. (incorporated by reference to Exhibit 4.1 to Form 6-K filed with the SEC on March 24, 2022, File No. 001-15040).
4.7	Third Supplemental Indenture dated as of March 2, 2023 to Senior Indenture dated as of April 14, 2020, among Prudential Funding (Asia) plc, Prudential plc and Citibank N.A.
4.8	Subordinated Indenture dated as of April 30, 2024 among Prudential Funding (Asia) plc, Prudential plc and Citibank N.A.
4.9	Form of Debt Securities of Prudential plc.*
4.10	Form of Debt Securities of Prudential Funding (Asia) plc and Guarantees relating thereto.*
5.1	Opinion of Morgan Lewis & Bockius UK LLP, U.S. counsel to Prudential plc and Prudential Funding (Asia) plc.
5.2	Opinion of Slaughter and May, English solicitors to Prudential plc and Prudential Funding (Asia) plc.
22	List of Subsidiary Issuers of Guaranteed Securities.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of KPMG LLP.
23.3	Consent of Morgan Lewis & Bockius UK LLP (included in 5.1 above).
23.4	Consent of Slaughter and May (included in 5.2 above).
25.1	Statement of Eligibility on Form T-1 of the trustee with respect to Exhibits 4.1 and 4.2.**
25.2	Statement of Eligibility on Form T-1 of Citibank N.A., as Trustee with respect to Exhibits 4.3, 4.4 and 4.8.
107	Filing Fee Table.

*
To be filed by amendment or incorporated by reference to a subsequently filed Report of Foreign Private Issuer on Form 6-K.

**
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Prudential plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on April 30, 2024.
PRUDENTIAL PLC
By:	/s/ Anil Wadhwani
Name:	Anil Wadhwani
Title:	Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Anil Wadhwani Anil Wadhwani	Chief Executive Officer, Executive Director (Principal Executive Officer)	April 30, 2024
/s/ Ben Bulmer Ben Bulmer	Chief Financial Officer (Principal Financial and Accounting Officer)	April 30, 2024
/s/ Shriti Vadera Shriti Vadera	Chair	April 30, 2024
/s/ Jeremy Anderson Jeremy Anderson	Independent Non-Executive Director Senior Independent Director	April 30, 2024
Arijit Basu	Independent Non-executive Director
Chua Sock Koong	Independent Non-executive Director
David Law ACA	Independent Non-executive Director
/s/ Ming Lu Ming Lu	Independent Non-executive Director	April 30, 2024
George Sartorel	Independent Non-executive Director

Signature	Title	Date
/s/ Mark Saunders Mark Saunders	Independent Non-executive Director	April 30, 2024
Claudia Suessmuth Dyckerhoff	Independent Non-executive Director
/s/ Jeanette Wong Jeanette Wong	Independent Non-executive Director	April 30, 2024
/s/ Amy Yip Amy Yip	Independent Non-executive Director	April 30, 2024

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Prudential plc, has signed this registration statement or amendment thereto in New York, NY on April 30, 2024.
Cogency Global Inc. Authorized U.S. Representative
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Prudential Funding (Asia) plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on April 30, 2024.
PRUDENTIAL FUNDING (ASIA) PLC
By:	/s/ Simon Rich
Name:	Simon Rich
Title:	Director
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Simon Rich Simon Rich	Director	April 30, 2024
/s/ Kieran Devlin Kieran Devlin	Director	April 30, 2024
/s/ Rebecca Wyatt Rebecca Wyatt	Director	April 30, 2024

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Prudential Funding (Asia) plc, has signed this registration statement or amendment thereto in New York, NY on April 30, 2024.
Cogency Global Inc. Authorized U.S. Representative
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.